Consent of Independent Registered Public Accounting Firm

Intermountain Community Bancorp
Sandpoint, Idaho
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-192020 and Form S-8 No. 333-190124 of Intermountain Community Bancorp of our reports dated February 28, 2014, relating to the consolidated financial statements, and the effectiveness of Intermountain Community Bancorp's internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP

Spokane, Washington
February 28, 2014